EXHIBIT 5.1
                       MURTHA, CULLINA, RICHTER AND PINNEY
                         CityPlace I - 185 Asylum Street
                        Hartford, Connecticut 06103-3469
                              Phone (860) 240-6000
                               Fax  (860) 240-6150


                                December 27, 1996



   CTG Resources, Inc.
   100 Columbus Boulevard
   Hartford, CT 06103

   Ladies and Gentlemen:

        We have acted as counsel to CTG Resources, Inc., a Connecticut corpora-tion (the "Company"), in connection with the preparation and filing of the Company's Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on November 18, 1996 and amended by Amendment No. 1 thereto filed with the Commission on December 27, 1996 (as amended, the Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,634,329 shares (the "Shares") of the common stock, without par value, of the Company ("CTG Common Stock"). This opinion is furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

        In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of the following: (i) the Registration Statement; (ii) the Certificate of Incorporation and Bylaws of the Company as currently in effect; (iii) the Agreement and Plan of Exchange (the "Exchange Agreement") between the Company and Connecticut Natural Gas Corporation, a Connecticut corporation ("CNG") attached as Exhibit A to the Prospectus/Proxy Statement forming a part of the Registration Statement; (vii) the Amended and Restated Certificate of Incorporation and Bylaws of the Company that are to be approved and in effect prior to the exchange contemplated by the Exchange Agreement (the "Exchange"); (viii) certain resolutions adopted, or proposed to be adopted, by the Board of Directors of the Company relating to transactions contemplated by the Registration Statement; and (ix) such other records, documents and instruments as we have deemed necessary or appro-priate in order to express the opinions hereinafter set forth.

        We have assumed, with your consent, that (i) the exchange contemplated by the Exchange Agreement (the "Exchange") will be effected in accordance with the Exchange Agreement and the laws of the State of Connecticut and in the manner described in the Registration Statement, (ii) all the provisions of the Exchange Agreement will be complied with, (iii) the Exchange Agreement and the Prospectus/Proxy Statement describe the entire transaction and all related transactions, (iv) the facts and representations made to us by officers and directors of the Company are true and correct, (v) the





   CTG Resources, Inc.
   December 27, 1996
   Page 2


   proposed resolutions to be adopted by the Board of Directors of the Company will be duly approved and adopted prior to the effective date of the Exchange, and (vi) there will be no change in any of the facts or representations material to this opinion between the date of this opinion and the effective time of the Exchange.

        Based upon and subject to the forgoing, we are of the opinion that, if and when the Registration Statement is declared effective by the Commission and the proposed Exchange is consummated in the manner contemplated by the Exchange Agreement, the CTG Common Stock issued in exchange for shares of the common stock, par value $3.125 per share, of CNG, will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as
   Exhibit 5.1 to the Registration Statement. We further consent to the use of the name of this firm in the Registration Statement and under the heading "Legal Opinions" in the Prospectus/Proxy Statement forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the rules and regulations of the Commission.

                                    Very truly yours,

                                    Murtha, Cullina, Richter and Pinney



                                    By:_______________________________
                                       Dwight A. Johnson
                                       A Partner Thereof